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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-3/A of Gothic Energy Corporation (File No. 333-23239) of our report dated March 4, 1998 on our audit of the historical schedule of gross revenues and direct lease operating expenses of the Amoco Properties for the years ended December 31, 1996 and 1997, which report is included in this Form 8-K/A.


Coopers & Lybrand L.L.P.

Tulsa, Oklahoma
April 7, 1998